Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	September 9, 2015

Explanation of Responses:

(1)	This Form 4 is being filed on behalf of Monarch Alternative Capital LP, a Delaware limited partnership ("MAC"), MDRA GP LP, a Delaware limited partnership ("MDRA GP") and Monarch GP LLC, a Delaware limited liability company (“Monarch GP”) (collectively, the "Reporting Persons"). MAC serves as the investment advisor to the Funds (as defined below), MDRA GP is the general partner of MAC and Monarch GP is the general partner of MDRA GP. Each of MAC, MDRA GP and Monarch GP may be deemed to indirectly beneficially own shares held directly by the Funds and disclaims beneficial ownership of all such shares except to the extent of any indirect pecuniary interest therein.

(2)	Common Stock held directly by Monarch Debt Recovery Master Fund Ltd, a Cayman Islands corporation (“MDRF”), following its sale of Common Stock directly to a market maker.

(3)	Common Stock held directly by Monarch Master Funding Ltd, a Cayman Islands corporation (“MMF”), following its sale of Common Stock directly to a market maker. 36,348 of the shares sold by MMF were sold for the account of MASMF (defined below) and 14,463 of the shares sold by MMF were sold for the account of MCMP II (defined below).

(4)	Common Stock held directly by Monarch Capital Master Partners LP, a Cayman Islands limited partnership (“MCMP”), following its sale of Common Stock directly to a market maker.

(5)	Common Stock held directly by MCP Holdings Master LP, a Cayman Islands limited partnership (“MCPH”), following its sale of Common Stock directly to a market maker.

(6)	Common Stock held directly by Monarch Alternative Solutions Master Fund Ltd, a Cayman Islands corporation (“MASMF”), following its sale of Common Stock directly to a market maker.

(7)	Common Stock held directly by P Monarch Recovery Ltd., a British Virgin Islands corporation (“P Monarch”), following its sale of Common Stock directly to a market maker.

(8)	Common Stock held directly by Monarch Capital Master Partners II LP, a Cayman Islands limited partnership (“MCMP II”, and together with MDRF, MMF, MCMP, MCPH, MASMF and P Monarch, the “Funds”).